SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14 (a) of the
                Securities Exchange Act of 1934 (Amendment No.)



Filed by the Registrant                        [x]
Filed by a Party other than the Registrant     [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2)
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12




                              Peoples Bancorp Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)


      ---------------------------------------------------------------------
      (Name of Person Filing Proxy Statement, if other than the Registrant)



Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)  Title of each class of securities to which transaction applies:
         --------------------------------------------------------

    (2)  Aggregate number of securities to which transaction applies:
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    (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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    (4) Proposed maximum aggregate value of transaction:
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    (5) Total fee paid:
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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid: _________________________________
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    (3)  Filing Party: ___________________________________________
    (4)  Date Filed: ____________________________________________



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              PEOPLES BANCORP INC.
                                 Marietta, Ohio
                                  March 8, 2002


To the Shareholders of Peoples Bancorp Inc.:

         You are cordially invited to attend the Annual Meeting of Shareholders (the "Annual Meeting") of Peoples Bancorp Inc. ("Peoples") to be held at 10:30 A.M., local time, on Thursday, April 11, 2002, in the Ball Room, Holiday Inn, 701 Pike Street, Marietta, Ohio (I-77 Ohio, exit 1), for the following purposes:


1.       To elect the following directors for terms of three years each:

                  Nominee                                    Term Expires In

                  Frank L. Christy   (for re-election)            2005
                  Rex E. Maiden      (for re-election)            2005
                  Joseph H. Wesel    (for re-election)            2005

2.       To approve the Peoples Bancorp Inc. 2002 Stock Option Plan.

3. To transact any other business which properly comes before the Annual Meeting and any adjournment thereof.

         Shareholders of record at the close of business on February 14, 2002, will be entitled to notice of and to vote at the Annual Meeting and any adjournment.


         The vote of each shareholder is important, whatever the number of common shares held. Whether or not you plan to attend the Annual Meeting, please sign, date and return your proxy card promptly in the enclosed envelope.


         Peoples' Annual Report to Shareholders for the fiscal year ended December 31, 2001, accompanies this Notice and proxy statement.

                                        By Order of the Board of Directors,

                                    /s/ RUTH I. OTTO
                                        ----------------
                                        Ruth I. Otto
                                        Corporate Secretary

                              PEOPLES BANCORP INC.
                                   PO Box 738
                                138 Putnam Street
                             Marietta, OH 45750-0738
                                 (740) 374-6136
                             www.peoplesbancorp.com


                                 PROXY STATEMENT
                                 ---------------

         This proxy statement and the accompanying proxy card are being mailed to shareholders of Peoples Bancorp Inc., an Ohio corporation ("Peoples"), on or about March 8, 2002, in connection with the solicitation of proxies by the Board of Directors of Peoples for use at the Annual Meeting of Shareholders of Peoples (the "Annual Meeting") called to be held on Thursday, April 11, 2002, or at any adjournment. The Annual Meeting will be held at 10:30 A.M., local time, in the Ball Room, Holiday Inn, 701 Pike Street, Marietta, Ohio (I-77 Ohio, exit 1).

         Peoples has two wholly-owned subsidiaries, Peoples Bank, National Association ("Peoples Bank"), and Peoples Investment Company.

         A proxy card for use at the Annual Meeting accompanies this proxy statement and is solicited by the Board of Directors of Peoples. Shareholders may use their proxy cards if they are unable to attend the Annual Meeting in person or wish to have their common shares voted by proxy even if they do attend the Annual Meeting. Without affecting any vote previously taken, any shareholder appointing a proxy may revoke it at any time before it is voted by filing with the Secretary of Peoples, at the address set forth on the cover page of this proxy statement, written notice of such revocation; by executing a later-dated proxy card which is received by Peoples prior to the Annual Meeting; or by attending the Annual Meeting and giving notice of such revocation in person. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy.

         Only shareholders of record at the close of business on February 14, 2002,(the "Record Date") are entitled to receive notice of and to vote at the Annual Meeting. At the close of business on the Record Date, 7,133,221 common shares were outstanding and entitled to vote. Each common share entitles the holder to one vote on each matter to be submitted to shareholders at the Annual Meeting. A quorum for the Annual Meeting is a majority of the common shares outstanding. There is no cumulative voting with respect to the election of directors.

         Shareholders holding common shares in "street name" with a broker-dealer, bank, or other holder of record should review the information provided to them by such holder of record. This information will set forth the procedures to be followed in instructing the holder of record how to vote the "street name" common shares and how to revoke previously given instructions.

         Peoples will bear the costs of preparing and mailing this proxy statement, the accompanying proxy card, any other related materials, and all other costs incurred in connection with the solicitation of proxies on behalf of the Board of Directors. Proxies will be solicited by mail and may be further solicited, for no additional compensation, by officers, directors, or employees of Peoples and its subsidiaries by further mailing, telephone, or personal contact. Peoples will also pay the standard charges and expenses of brokerage houses, voting trustees, banks, associations and other custodians, nominees, and fiduciaries, who are record holders of common shares not beneficially owned by them, for forwarding such materials to, and obtaining proxies from, the beneficial owners of common shares entitled to vote at the Annual Meeting.

         The Annual Report to the Shareholders of Peoples for the fiscal year ended December 31, 2001 (the "2001 Fiscal Year") is enclosed herewith.


                           DELIVERY OF PROXY MATERIALS
                                  TO HOUSEHOLDS
                           ---------------------------

         The Securities and Exchange Commission ("SEC") recently implemented a new rule regarding the delivery of proxy materials to households (annual reports, proxy statements, proxy statements combined with a prospectus, or any information statement provided to shareholders). This new method of delivery, often referred to as "householding", permits Peoples and other companies to mail a single annual report and a single proxy statement to any household in which two or more different shareholders reside and are members of the same household or in which one shareholder has multiple accounts. A separate proxy card and a separate notice of the meeting of shareholders will continue to be included for each account at the shared address.

         On January 2, 2002, Peoples mailed each registered shareholder at a shared address a separate notice of its intention to household proxy materials. Beneficial shareholders (those who hold common shares through a bank, broker or other record holder) were also notified in January 2002 of the householding process. Those registered and beneficial shareholders who are eligible and have not opted-out (as defined below) of the householding process will receive one copy of Peoples 2002 Annual Report for the 2001 Fiscal Year and one copy of this proxy statement.

         Registered shareholders who reside at a shared household and would like to receive a separate Annual Report and/or a separate proxy statement (to "opt-out"), or have questions regarding the householding process, may contact Peoples' transfer agent and registrar, Registrar and Transfer Company, by calling 1-908-497-2300, or forwarding a written request addressed to Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey, 07016. Promptly upon request, a separate Annual Report and/or separate proxy statement will be sent. By contacting Registrar and Transfer Company, registered shareholders sharing an address can also request delivery of a single copy of annual reports or proxy statements if they are receiving multiple copies. Beneficial shareholders should contact their brokers or financial institutions for specific information on the householding process as it applies to those accounts.


                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT
                        --------------------------------

         The following table sets forth, as of the Record Date, certain information concerning the beneficial ownership of common shares by the only person known to Peoples to be the beneficial owner of more than 5% of the outstanding common shares:

   Name and Address of     Amount and Nature of
     Beneficial Owner      Beneficial Ownership     Percent of Class (1)
     ----------------      --------------------     ----------------

   Peoples Bank - Trustee
   138 Putnam Street
   Marietta, OH  45750        1,019,119 (2)              14.29%

(1) The percent of class is based on 7,133,221 common shares outstanding and entitled to vote on the Record Date.

(2) Includes 145,988 common shares, 624,793 common shares, 164,373 common shares and 83,965 common shares as to which the Investment and Trust Division of Peoples Bank has shared investment and sole voting power, shared investment and voting power, sole voting and investment power, and sole investment and shared voting power, respectively. The officers and directors of Peoples Bank and Peoples disclaim beneficial ownership of these common shares by reason of their positions. Does not include 270,150 common shares held by the Investment and Trust Department in its capacity as Trustee under the Peoples Bancorp Inc. Retirement Savings Plan with respect to which the Investment and Trust Department has neither voting nor investment power.

         The following table sets forth, as of the Record Date, certain information with respect to the common shares beneficially owned by each director of Peoples, by each nominee for election as a director of Peoples, by the executive officers of Peoples named in the Summary Compensation Table and by all executive officers and directors of Peoples as a group:

                  Amount and Nature of Beneficial Ownership (1)
                  ---------------------------------------------

                                           Common Shares
                                       Which Can Be Acquired
                                           Upon Exercise
                        Common Shares  of Options Exercisable        Percent of
Name                    Presently Held     Within 60 Days     Total   Class (2)
----                    --------------     --------------     -----   -----

Carl Baker, Jr.           18,896   (3)        7,318          26,214     (4)
David B. Baker (5)        19,840   (6)       25,429          45,269     (4)
George W. Broughton      143,644   (7)        9,282         152,926    2.14%
Frank L. Christy          66,411   (8)        1,280          67,691     (4)
John W. Conlon (5)        19,224   (9)       20,152          39,376     (4)
Wilford D. Dimit          30,975  (10)       10,851          41,826     (4)
Robert E. Evans (5)      157,904  (11)       35,184         193,088    2.69%
Larry E. Holdren (5)      17,530  (12)       24,095          41,625     (4)
Rex E. Maiden                971  (13)        6,141           7,112     (4)
Robert W. Price            1,798  (14)         ----          1,798      (4)
Paul T. Theisen           19,589  (15)       14,599          34,188     (4)
Thomas C. Vadakin          9,413  (16)        3,281          12,694     (4)
Joseph H. Wesel           38,375  (17)       10,127          48,502     (4)
Joseph S. Yazombek (5)    18,971  (18)       24,095          43,066     (4)

All directors and
executive officers as a
group (numbering 16)     578,268  (19)       220,605        798,873   10.86%
---------------------------
(1) Unless otherwise noted, the beneficial owner has sole voting and investment power with respect to all of the common shares reflected in the table. All fractional common shares have been rounded to the nearest whole common share.

(2) The percent of class is based upon 7,133,22, common shares outstanding and entitled to vote on the Record Date and the number of common shares as to which the named person or group has the right to acquire beneficial ownership upon the exercise of options exercisable within 60 days of the Record Date.

(3) Includes 5,500 common shares held by B & N Coal, Inc., as to which Mr. Baker exercises shared voting and investment power. Also includes 6,012 common shares held by Mr. Baker as Trustee of the Gilbert Baker Trust as to which Mr. Baker is Trustee, and exercises sole voting and investment power. Does not include 196 common shares credited to Mr. Baker's account under the Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries, as to which Mr. Baker has no voting or investment power. Does not include 33,596 common shares held in the Jewel Baker Irrevocable Trust as to which Mr. Baker is a beneficiary and has no voting or investment power.

(4)    Reflects ownership of less than 1%.

(5)    Executive officer of Peoples named in the Summary Compensation Table.

(6) Includes 10,870 common shares held jointly by Mr. Baker and his wife as to which he exercises shared voting and investment power. Includes 8,970 common shares allocated to the account of Mr. Baker in the Peoples Bancorp Inc. Retirement Savings Plan with respect to which Mr. Baker has the power to direct the voting and investment. Does not include 438 common shares owned by his wife in an individual retirement account as to which common shares Mr. Baker has no voting or investment power and disclaims beneficial ownership.

(7) Includes 6,155 common shares held by Mr. Broughton as custodian for his children, as to which Mr. Broughton has sole voting and investment power and claims beneficial ownership. Includes 484 common shares held by GWB Sales, Inc., as to which Mr. Broughton exercises shared voting and investment power. Includes 29,259 common shares held by Mr. Broughton as Trustee of the George W. Broughton and Nancy R. Broughton Retained Annuity Trust, as to which Mr. Broughton has shared voting and investment power. Does not include 14,142 common shares held of record and beneficially owned by Mr. Broughton's wife, as to which he has no voting or investment power and disclaims beneficial ownership. Does not include 1,226 common shares held in the Carl Broughton Trust as to which Mr. Broughton is a beneficiary. (Peoples Bank is trustee of this trust and exercises sole voting and investment power with respect to these common shares, which are included among the common shares shown as beneficially owned by Peoples Bank in the preceding table.) Does not include 969 common shares credited to Mr. Broughton's account under the Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries, as to which Mr. Broughton has no voting or investment power.

(8) Includes 4,978 common shares held in the Frank L. Christy Investment Account as to which he exercises shared voting and investment power. Also includes 61,433 common shares held in the Riverbank Restaurants Inc. Agency Account as to which Mr. Christy exercises shared voting and investment power.

(9) Includes 9,844 common shares allocated to the account of Mr. Conlon in the Peoples Bancorp Inc. Retirement Savings Plan with respect to which Mr. Conlon has the power to direct the voting and investment.

(10) These common shares are held jointly by Mr. Dimit and his wife, and he exercises shared voting and investment power. Does not include 10,772 common shares credited to Mr. Dimit's account under the Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries, as to which Mr. Dimit has no voting or investment power.

(11) Includes 30,237 common shares allocated to the account of Mr. Evans in the Peoples Bancorp Inc. Retirement Savings Plan with respect to which Mr. Evans has the power to direct the voting and investment. Does not include 19,140 common shares held of record and owned beneficially by Mr. Evans' wife, nor 3,637 common shares held jointly by Mr. Evans' wife and their son, as to which common shares Mr. Evans has no voting or investment power and disclaims beneficial ownership. Does not include 10,145 common shares credited to Mr. Evans' account under the Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries, as to which Mr. Evans has no voting or investment power.

(12) Includes 5,125 common shares held jointly by Mr. Holdren and his wife as to which he exercises shared voting and investment power. Includes 12,405 common shares allocated to the account of Mr. Holdren in the Peoples Bancorp Inc. Retirement Plan with respect to which Mr. Holdren has the power to direct the voting and disposition.

(13) Does not include 1,057 common shares credited to Mr. Maiden's account under the Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries, as to which Mr. Maiden has no voting or investment power.

(14) Does not include 794 common shares credited to Mr. Price's account under the Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries, as to which Mr. Price has no voting or investment power.

(15) Does not include 4,383 common shares credited to Mr. Theisen's account under the Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries, as to which Mr. Theisen has no voting or investment power.

(16) Includes 6,862 common shares in the Thomas C. Vadakin Investment Account in Peoples Bank as to which Mr. Vadakin shares investment and voting power.

(17) Does not include 13,447 common shares held of record and beneficially owned by Mr. Wesel's wife as to which he has no voting or investment power and disclaims beneficial ownership. Does not include 5,982 common shares credited to Mr. Wesel's account under the Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries, as to which Mr. Wesel has no voting or investment power. Does not include 33,581 common shares in the Joseph and Lu Wesel Grandchildren's Trust, as to which Peoples Bank has sole investment and voting power. Does not include 24,850 common shares held of record by the Marietta Ignition, Inc. Pension Plan as to which Mr. Wesel has no voting or investment power and disclaims beneficial ownership. Mr. Wesel serves as a member of the Administrative Committee for Marietta Ignition, Inc. Pension Plan. Peoples Bank shares voting power with respect to the common shares held in the Marietta Ignition, Inc. Pension Plan with the Plan Administrator and said common shares are included among the common shares shown as beneficially owned by Peoples Bank in the preceding table.

(18) Includes 10,830 common shares allocated to the account of Mr. Yazombek in the Peoples Bancorp Inc. Retirement Plan with respect to which Mr. Yazombek has the power to direct the voting and disposition.

(19) Includes common shares held jointly by directors and executive officers with other persons. Also includes 80,576 common shares allocated to the accounts of all executive officers of Peoples in the Peoples Bancorp Inc. Retirement Savings Plan. See notes (3) and (6) through (18) above.


                        TRANSACTIONS INVOLVING MANAGEMENT
                        ---------------------------------

         Paul T. Theisen is of counsel to the law firm of TheisenBrock, LPA, which rendered legal services to Peoples and its subsidiaries during Peoples' 2001 Fiscal Year, and is expected to render legal services to Peoples and its subsidiaries during Peoples' 2002 fiscal year.

         During Peoples' 2001 Fiscal Year, Peoples Bank entered into banking transactions, in the ordinary course of business, with certain executive officers and directors of Peoples, with members of their immediate families, and with corporations for which directors of Peoples serve as executive officers. It is expected that similar banking transactions will be entered into in the future. Loans to such persons have been made on substantially the same terms, including the interest rate charged and the collateral required, as those prevailing at the time for comparable transactions with persons not affiliated with Peoples or its subsidiaries. These loans have been subject to, and are presently subject to, no more than a normal risk of uncollectibility, and present no other unfavorable features. The aggregate amount of loans to directors and executive officers of Peoples, and affiliates of these directors and executive officers, as a group at December 31, 2001, was $4,816,000. This does not include the aggregate amount of $22,192,000 in loans to individuals acting in the sole capacity as directors or executive officers of subsidiaries of Peoples, including affiliates of these directors and executive officers. As of the date of this proxy statement, all of the loans described in this paragraph are performing loans.


                              ELECTION OF DIRECTORS
                              ---------------------

         Each director is to be elected for a three-year term and until his successor is duly elected and qualified. The individuals named as proxies in the accompanying proxy card intend to vote the common shares represented by the proxies received pursuant to this solicitation for the nominees named below who have been designated by the Board of Directors, unless otherwise instructed on the proxy card.

         The following table gives certain information concerning each nominee for election as a director of Peoples. Unless otherwise indicated, each individual has had his principal occupation for more than five years.

                                                                                          Director      Nominee
                                        Position(s) Held With Peoples and               Continuously    For Term
     Nominee           Age    Its Principal Subsidiaries and Principal Occupation(s)        Since      Expiring In
     -------           ---    ------------------------------------------------------        -----      -----------

Frank L. Christy       54  President/Owner  of Christy & Associates,  Inc., a business      1999          2005
                           development company located in Marietta, Ohio.

Rex E. Maiden          66  Chairman  of the  Board of  Maiden &  Jenkins  Construction      1996          2005
                           Co.,   Nelsonville,   Ohio,   contractor  for  bridges  and
                           highways,   and  commercial,   industrial  and  educational
                           buildings;  Treasurer  and  Director  of Sunday  Creek Coal
                           Co.,  Nelsonville,  Ohio,  holding  company  for  land  and minerals  (coal and oil);  President  and  Chairman  of the
                           Board  of  Nelsonville  Consulting  and  Construction  Co.,
                           Nelsonville,  Ohio, design consulting firm; Chairman of the
                           Board,  Black Top Contracting,  Nelsonville,  Ohio,  paving
                           contractor;   Chairman  of  the  Board,   B  T   Materials,
                           Nelsonville,  Ohio,  sand and gravel  mining  operation and ready-mix concrete plant. (1)

Joseph H. Wesel        72  President of W.D.A.,  Inc.,  Marietta,  Ohio, a real estate      1980          2005
                           holding company;  Director of Peoples Bank; Chairman of the
                           Board of Peoples since 1991. (1)
 ----------------

 (1) Also a Director of Peoples Bank.

      While it is contemplated that all nominees will stand for election, if one or more nominees at the time of the Annual Meeting should be unavailable or unable to serve as a candidate for election as a director, the proxies reserve full discretion to vote the common shares represented by the proxies they held for the election of the remaining nominees and for the election of any substitute nominee or nominees designated by the Board of Directors. The Board of Directors knows of no reason why any of the above-mentioned individuals will be unavailable or unable to serve if elected to the Board.

      Under the Code of Regulations of Peoples ("Regulations"), shareholder nominations for election to the Board of Directors must be made in writing and must be delivered or mailed to the Secretary of Peoples not less than 14 days nor more than 50 days' prior to any meeting of shareholders called for the election of directors. However, if less than 21 days notice of the meeting is given to the shareholders, the nomination must be mailed or delivered to the Secretary not later than the close of business on the seventh day following the day on which the notice of the meeting was mailed. Each nomination must contain the following information to the extent known by the notifying shareholder: (a) the name, age, business address and residence address of each proposed nominee;
(b) the principal occupation or employment of each proposed nominee; (c) the number of common shares beneficially owned by each proposed nominee and by the notifying shareholder; and (d) any other information required to be disclosed with respect to a nominee for election as a director under the proxy rules promulgated under the Exchange Act. Each such notification must be accompanied by the written consent of the proposed nominee to serve as a director of Peoples if elected. Nominations not made in accordance with the Regulations of Peoples, as determined by the Chairman of the Annual Meeting will be disregarded. Under Ohio law and Peoples' Regulations, these nominees for election as directors receiving the greatest number of votes will be elected as directors.

      The following table gives certain information concerning the current directors who will continue to serve after the Annual Meeting. Unless otherwise indicated, each individual has had his principal occupation for more than five years.


                                                                                            Director
                                          Position(s) Held With Peoples and               Continuously   Term
Name                   Age     Its Principal Subsidiaries and Principal Occupation(s)       Since     Expires In
---------------        ---     ------------------------------------------------------       -----     ----------
Robert E. Evans         61  President and Chief Executive  Officer of Peoples and Peoples     1980       2004
                            Bank; Chairman of the Board of Peoples Bank.  (1)

Carl Baker, Jr.         39  President and CEO, B & N Coal,  Inc., a mining,  reclamation,     2000       2003
                            and construction  concern in Southeastern  Ohio;  Co-Owner of
                            Sharon Stone Company,  a limestone and slag producer in Noble and Washington  Counties,  Ohio;  Owner of Dexter  Hardwoods,
                            Inc.,  a  hardwood  sawmill  located in Noble  County,  Ohio.
                            Partner in Belpre  Sand & Gravel  Company,  a sand and gravel operation  located  in  Little  Hocking,  Washington  County,
                            Ohio, since December 2001.

George W. Broughton     44  President,  GWB  Sales,  Inc.,  Marietta,  Ohio,  a  business     1994       2003
                            development  company,  since  September,  1999;  President of
                            Broughton Commercial  Properties,  LLC; Chairman of Broughton
                            Foundation  and Broughton  Park;  Director of SBR,  Inc., and
                            its subsidiaries including:  Simonton Windows, Hy-Lite, Style
                            Solutions and "Woodcraft" catalog and stores (1)

Wilford D. Dimit        67  President  of  First  Settlement,  Inc.,  Marietta,  Ohio,  a     1993       2003
                            retail clothing store, shoe store, and restaurant. (1)

Robert W. Price         38  President of: Smith Concrete  Company,  a ready-mix  concrete company,  since  1992;  Chesterhill  Stone  Company,  a sand,
                            limestone and gravel  company,  since 1992;  and Price Inland     2000       2004
                            Terminal  Company,  an off-river  terminal service  providing offloading  and  dry  bulk  storage  of raw  material,  since
                            August 1994.

Thomas C. Vadakin (2)   72  Director,   The   Airolite   Company,   Marietta,   Ohio,  a      1989       2004
                            manufacturer of ventilation louvers.  (1)

Paul T. Theisen (2)     71  Of counsel,  TheisenBrock,  LPA,  Attorneys at Law, Marietta,     1980       2004
                            Ohio. (1)
------------------

(1)      Also a director of Peoples Bank.

(2)      Thomas C. Vadakin and Paul T. Theisen are brothers-in-law.

         The Board of Directors held a total of fourteen (14) meetings during Peoples' 2001 Fiscal Year. Each incumbent director attended 75% or more of the aggregate of the total number of meetings held by the Board of Directors, and of the total number of meetings held by all committees on which he served, during his period of service. The Board of Directors maintains two standing committees.

         The Audit Committee is comprised of seven independent directors, as
             ---------------
that term is defined for the purposes of the NASDAQ listing requirements:
Wilford D. Dimit, Chairman; Carl Baker, Jr.; George W. Broughton; Frank L. Christy; Robert W. Price; Thomas C. Vadakin; and Joseph H. Wesel. The Peoples Bancorp Inc. Board of Director's Audit Committee Charter, as approved by the Board of Directors, governs the Audit Committee. The activities of the Audit Committee are detailed in the Board of Directors' Audit Committee Report to Shareholders.

         The Compensation Committee is comprised of five independent directors:
             ----------------------
Joseph H. Wesel, Chairman; Frank L. Christy; Wilford D. Dimit; Rex E. Maiden; and Thomas C. Vadakin, none of whom is a compensated executive officer or employee of Peoples or its subsidiaries. The function of the Compensation Committee is to review and recommend for approval by the Board of Directors the salaries, bonuses, employment agreements and employee benefit plans for officers and employees, to supervise the operation of Peoples' compensation plans, including its stock option plans, to select those eligible employees who may participate in each plan (where selection is required) and prescribe (where permitted under the terms of the plan) the terms of any stock options granted under any stock option plan of Peoples.

         The Board of Directors does not have a standing nominating committee or committee performing similar functions.

                      PEOPLES BANCORP INC. AUDIT COMMITTEE
                             REPORT TO SHAREHOLDERS
                             ----------------------

         The Audit Committee oversees the Peoples financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

         The Board of Directors appointed Ernst & Young LLP ("E&Y") as independent auditors for Peoples during the fiscal year 2001. E&Y is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles. The Committee reviewed with E&Y their judgments as to the quality, not just the acceptability, of Peoples' accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with E&Y the auditors' independence from management and Peoples including the matters in the written disclosures required by the Independence Standards Board. The Committee considered the non-audit services rendered by E&Y with the compatibility of the auditors' independence.

         The Committee discussed with Peoples' internal auditors and E&Y the overall scope and plans for their respective audits. The Committee met with the internal auditors and E&Y, with and without management present, to discuss the results of their examinations, their evaluations of Peoples' internal controls, and the overall quality of the Peoples' financial reporting. The committee held four meetings during Fiscal Year 2001.

         In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the board has approved) the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission. The Committee has also recommended to the Board of Directors the selection of E&Y as Peoples' independent auditors for the 2002 fiscal year.

Submitted by the Audit Committee of Peoples' Board of Directors:

         Wilford D. Dimit, Chairman; Carl Baker, Jr.; George W. Broughton; Frank L. Christy; Robert W. Price; Thomas C. Vadakin; and
         Joseph H. Wesel, Members.

                        REPORT OF THE BOARD OF DIRECTORS'
                             COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION
                            -------------------------

         The Compensation Committee meets periodically to review and recommend for approval by the Board of Directors salaries, bonuses, employment agreements and employee benefits plans for officers and employees, including executive officers of Peoples. The Committee also supervises the operation of Peoples' compensation plans, selects those eligible employees who may participate in each plan (where selection is permitted) and prescribes (where permitted under the terms of the plan) the terms of any stock options granted under any stock option plan of Peoples. The Compensation Committee met seven times during the 2001 Fiscal Year.

         Section 162(m) of the Internal Revenue Code of 1986, as amended, (the "Code") prohibits Peoples from claiming a deduction on its federal income tax return for compensation in excess of $1 million paid for a given fiscal year to the chief executive officer (or person acting in that capacity) at the close of Peoples' fiscal year and the four most highly compensated officers of Peoples, other than the chief executive officer, at the end of Peoples' fiscal year. The $1 million compensation deduction limitation does not apply to "performance-based compensation". Due to the fact that all executive officers of Peoples receive compensation at levels substantially below the $1 million deductibility limit, the Compensation Committee does not propose at this time to present for shareholder approval performance goals such as those provided in the Performance Compensation Program ("Program") discussed below. The 1995 Stock Option Plan and the 1998 Stock Option Plan comply with Section 162(m), so that any compensation which may be received by executive officers of Peoples under those plans will qualify as "performance-based". The Compensation Committee will rely, from time to time, upon the advice of Peoples' General Counsel regarding the appropriateness of presenting the Program, or any similar plan, to shareholders.

         The Compensation Committee operates under the principle that the compensation of executive officers should be directly and significantly related to the financial performance of Peoples. The compensation philosophy of Peoples reflects a commitment to reward executive officers for performance through cash compensation and through plans designed to enhance the long-term commitment of officers and employees to Peoples and its subsidiaries. Peoples seeks to attract and retain quality talent, which is key to the short and long-term success of Peoples. In order to accomplish this goal, Peoples seeks to pay its executives base salaries that are competitive and comparable to other financial institutions of similar size and overall performance. The cash compensation program for executive officers consists of two elements, a base salary component and an incentive component payable under the Program. The combination of base salary and incentive compensation is designed to relate total cash compensation levels to the performance of Peoples, its subsidiaries and the individual executive officer. The Committee reviewed comparative salary data for the chief executive officer from various sources of information including the 2001 SNL Executive Compensation Review prepared by SNL Securities for a Midwest peer group of publicly traded bank holding companies (30 participants); 2001 Bank Compensation Survey as prepared by Crowe, Chizek and Company LLP for Midwestern banks of the asset size $500 million - $1 billion (20 banks participating with an average asset size of $657 million) and greater than $1 billion (17 banks participating with an average asset size of $2.1 billion); and the 2001 Financial Institutions Compensation Survey for Ohio banks of the asset size greater than $500 million (7 participants with an average asset size of $2.0 billion). The Committee approved a base salary increase of 6.2% for Mr. Evans for 2002 fiscal year to $290,000. The Committee was of the opinion the adjustments made were necessary and appropriate to provide reasonably competitive compensation.

         In late 1996, Peoples established the Program in which all employees of Peoples and its subsidiaries are eligible to participate. The Program is designed to reward all employees for balanced growth and increased profitability. The amount of the award available for distribution is based upon Peoples' performance with regard to specified performance goals. In 2001, the incentive payout for certain officers was based on Peoples' consolidated financial results and individual performance as it related to certain individual qualitative and quantitative incentive objectives specifically related to their areas of responsibility and aligned with overall corporate objectives. The incentive payout for all other associates was based solely on Peoples' consolidated financial results. The allocation of the basis for the payout percentage may be adjusted on an annual basis.

         In 2001, the corporate performance goals focused on profitability, productivity (increased operational efficiency), and earnings per share growth. The Program compared current year performance to the immediately prior year and rewarded employees for incremental growth in the key performance goals previously listed. Enhanced performance in relation to the performance goals creates higher incentive bonuses.

         The incentive compensation of Mr. Evans was based on Peoples' consolidated financial results using the aforementioned key performance goals. During 2001, performance goals were exceeded resulting in a payout during 2002 to Mr. Evans of 31.7% of his base salary. The incentive compensation of the other executive officers listed on page 11, except Mr. Yazombek (described below), was based on a combination of Peoples' consolidated financial results, as previously described, with a 75% weighting; the remaining 25% was based on qualitative and /or quantitative performance measures related to each executive officer's respective areas of responsibility. The incentive compensation of Mr. Yazombek, Chief Lending Officer, was based on Peoples' consolidated financial results using the key performance goals at a 50% weighting; 25% was based on corporate loan goals/asset quality measures; and 25% was based on personal loan goals. The Committee determined to increase the annual bonus payments made to executive officers for 2001 performance to align more closely with the current market percentages paid to executive officers of financial institutions of similar size and with similar performance ratios. The Compensation Committee will continue to monitor this and other compensation issues to ensure adequate and appropriate compensation of Peoples' executives while creating a mutuality of interest between executive officers and shareholders through compensation structures that share the rewards and risks of strategic decision-making.

         Peoples' long-term compensation program consists primarily of stock options granted under Peoples' Stock Option Plans. The Compensation Committee believes that stock ownership by members of Peoples' management and stock-based performance compensation arrangements are important in aligning the interests of management with those of shareholders, generally in the enhancement of shareholder value. Stock options are granted with an exercise price equal to the fair market value of Peoples' common shares on the date of grant. If there is no appreciation in the fair market value of Peoples' common shares, the options have no monetary value. In the past several years, the Compensation Committee granted options based upon its subjective determination of the relative current and future contribution each officer has or may make to the long-term welfare of Peoples. No stock options were granted to executive officers during 2001. Beginning in 2002, the Compensation Committee anticipates granting stock options in accordance with the Program and based on a combination of corporate goals and/or specific individual goals in conjunction with the 2002 Stock Option Plan being proposed to shareholders.

         In order to further enhance Mr. Evans' long-term commitment to Peoples Bank, Peoples Bank entered in a Deferred Compensation Agreement with him in 1976. Under this agreement, Mr. Evans agreed to serve Peoples Bank as an employee until he reaches age 65, or until his earlier retirement, disability or death, and agreed not to engage in activities in competition with Peoples Bank. The amount of $5,000 is automatically accrued to Mr. Evans' account upon the completion of each year of service to Peoples Bank until he reaches normal retirement age.

         At various times in the past, Peoples has adopted certain broad-based employee benefit plans in which Peoples' executive officers are permitted to participate on the same terms as non-executive officer employees who meet applicable eligibility criteria, subject to legal limitations on the amounts that may be contributed or the benefits that may be payable under the plans.

         To further enhance the long-term commitment of the officers and employees of Peoples and its subsidiaries, Peoples established the Peoples Bancorp Inc. Retirement Savings Plan (the "Peoples 401(k) Plan"). All officers and employees of Peoples and its subsidiaries may participate in the Peoples 401(k) Plan, upon satisfying applicable eligibility criteria. Peoples' matching contributions and participant contributions may be invested in common shares providing each participant with motivation toward safe and sound long-term growth of Peoples. Peoples' matching contributions may vary at the discretion of the Board of Directors.

Submitted by the Compensation Committee of Peoples' Board of Directors:

         Joseph H. Wesel, Chairman; Frank L. Christy; Wilford D. Dimit; Rex E. Maiden; and Thomas C. Vadakin, Members.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
                ------------------------------------------------

Summary of Cash and Certain Other Compensation

         The following table shows, for the last three fiscal years, the cash compensation paid by Peoples and its subsidiaries, as well as certain other compensation paid or accrued for those years, to Robert E. Evans, the Chief Executive Officer of Peoples and the four other most highly compensated executive officers of Peoples.



                                              SUMMARY COMPENSATION TABLE
                                              --------------------------

                                                                             Long-Term
                                                  Annual Compensation       Compensation
                                                  -------------------          Awards
                                                                            Common Shares        All
           Name and                                   Directors'              Underlying        Other
      Principal Position       Year         Salary     Fees (1)    Bonus (2)   Options (3)   Compensation (4)
      ------------------       ----         ------    ----------   ---------  ---------      ------------
Robert E. Evans                2001    $   273,160  $   15,850  $   86,592      ----       $   11,800
President & Chief Executive    2000    $   260,660  $   16,700  $   30,940     3,000       $   13,451
Officer                        1999    $   225,605  $   18,750  $   12,476     6,253       $    7,400

David B. Baker                 2001    $   147,040        ----  $   29,120      ----       $    6,269
Executive Vice President       2000    $   126,349  $      200  $    9,680     3,000       $    5,263
                               1999    $    95,851  $      700  $    5,235     6,050       $    1,437

John W. Conlon                 2001    $   132,342        ----  $   35,600      ----       $    5,641
Chief Financial Officer and    2000    $   110,500        ----  $    8,696     3,000       $    4,618
Treasurer                      1999    $    95,851        ----  $    6,959     6,050       $    1,412

Larry E. Holdren               2001    $   145,634        ----  $   37,128      ----       $    6,219
Executive Vice President       2000    $   125,005        ----  $    9,837     3,000       $    5,211
                               1999    $    95,533        ----  $    5,272     6,050       $    1,501

Joseph S. Yazombek             2001    $   145,600  $     ----  $   41,787      ----       $    6,211
Executive Vice President/      2000    $   123,000  $      200  $    9,680     3,000       $    4,927
Chief Lending Officer          1999    $    91,467  $    1,200  $   20,058     6,050       $    1,018

--------------------------------

(1) Fees received by Mr. Evans for services rendered as a director of Peoples and its subsidiaries. Fees received by Mr. Baker and Mr.
     Yazombek for services rendered during 1999 and 2000, as directors of Peoples Bank FSB, a subsidiary of Peoples at time of payment of the fees.

(2) All bonuses were earned under the Performance Compensation Program, and are reported for the fiscal year for which they were earned. Bonuses are traditionally paid during the first quarter of the following fiscal year.

(3) All numbers have been adjusted for a 10% stock dividend issued on September 12, 2001.

(4) "All Other Compensation" includes contributions by Peoples to the Peoples 401(k) Plan on behalf of each of the named executive officers to match their pre-tax elective deferral contributions (included under "Salary"). For Mr. Evans, "All Other Compensation" also includes the amount of $5,000, which was accrued pursuant to the terms of a Deferred Compensation Agreement between Mr. Evans and Peoples. See the discussion under "Deferred Compensation Agreement".


Grant of Options
----------------

         Peoples did not grant options to its executive officers in 2001. Peoples has never granted stock appreciation rights.

Option Exercises and Holdings

         The following table summarizes information concerning options exercised during, and unexercised options held as of the end of the 2001 Fiscal Year by each of the named executive officers.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES
                        ---------------------------------

                                                      Number of Common
                          Number of                  Shares Underlying              Value of Unexercised
                        Common Shares                Unexercised Options            In-the-Money Options
                         Underlying                   at FY-End (#) (1)              at FY-End ($) (2)
                           Options          Value     -----------------              -----------------
        Name              Exercised       Realized       Exercisable    Unexercisable   Exercisable   Unexercisable
        ----              ---------       --------       -----------    -------------   -----------   -------------
Robert E. Evans             9,664          $88,126        41,718          25,857        $293,160       $16,652

David B. Baker              1,500          $18,248        23,765          12,031        $161,399       $16,278

John W. Conlon              3,443          $24,569        18,988          12,031        $116,741       $16,278

Larry E. Holdren            4,831          $54,373        22,431          12,031        $146,585       $16,278

Joseph S. Yazombek          4,831          $56,547        22,431          12,031        $146,585       $16,278
----------------

(1) These numbers have been adjusted to reflect the 10% stock dividend issued on September 12, 2001.

(2) "Value of Unexercised In-the-Money Options at FY-End" is based upon the fair market value of Peoples' common shares on December 31, 2001 ($18.35) less the exercise price of in-the-money options at the end of the 2001 Fiscal Year.

Pension Plan
------------

         The following table shows the estimated annual pension benefits payable upon retirement at age 65 on a lifetime annuity basis under the Peoples Bancorp Inc. Retirement Plan, a funded, noncontributory pension plan (the "Pension Plan"), to a covered participant in specified compensation and years of service classifications.


                               PENSION PLAN TABLE
                               ------------------


                                    Years of Service
         Annualized Average    ----------------------------------------------
        Monthly Compensation
        --------------------
                                  15       20       25       30         35
                               -------  -------  -------  --------   --------
              $125,000         $32,462  $43,283  $54,103  $ 64,924   $ 64,924
              $150,000         $39,587  $52,783  $65,978  $ 79,174   $ 79,174
              $175,000         $46,712  $62,283  $77,853  $ 93,424   $ 93,424
              $200,000         $53,837  $71,783  $89,728  $107,674   $107,674
              and over

         Benefits listed in the Pension Plan Table are not subject to deduction for Social Security benefits or other amounts and are computed on a lifetime annuity basis.

         Monthly benefits upon normal retirement (age 65) are based upon 40% of "average monthly compensation" plus 17% of the excess, if any, of "average monthly compensation" over "covered compensation". For purposes of the Pension Plan, "average monthly compensation" is based upon the monthly compensation (including regular salary and wages, overtime pay, bonuses and commissions) of an employee averaged over the five consecutive credited years of service which produce the highest monthly average within the last ten years preceding retirement and "covered compensation" is the average of the 35 years of social security wage bases prior to social security retirement age. As of the end of the 2001 Fiscal Year, "covered compensation" for Mr. Evans was $47,616, Mr. Baker $59,148, Mr. Conlon $57,312, Mr. Holdren $60,936, and Mr. Yazombek $70,620. 2001 annual compensation, to the extent determinable, for purposes of the Pension Plan, for Mr. Evans was $200,000, Mr. Baker $156,720, Mr. Conlon $141,038, Mr. Holdren $155,472, and Mr. Yazombek $155,580. As of the end of the 2001 Fiscal Year, credited years of service for Mr. Evans were 31, Mr. Baker 27, Mr. Conlon 19, Mr. Holdren 20, and Mr. Yazombek 18.

Deferred Compensation Agreement
-------------------------------

         On November 18, 1976, Peoples Bank entered into a Deferred Compensation Agreement with Mr. Evans. Under this Deferred Compensation Agreement, Mr. Evans agreed to serve Peoples Bank as an employee until he reaches age 65 or until his earlier retirement, disability or death and agreed not to engage in activities in competition with Peoples Bank. Under this Agreement, Mr. Evans or his beneficiaries are entitled to receive specified amounts upon Mr. Evans' retirement, disability or death, which amounts are payable monthly for ten years (with interest) or in one lump sum at the election of Peoples Bank. The principal amount payable to Mr. Evans is based upon the sum of the amounts accrued for his account during his years of employment with Peoples Bank. During Peoples' 2001 Fiscal Year, the amount of $5,000 was accrued for Mr. Evans' account pursuant to his Deferred Compensation Agreement and as of December 31, 2001, a total of $130,000 had been accrued for his account. The amount of $5,000 will be accrued for Mr. Evans' account upon the completion of each year of service to Peoples Bank until he reaches normal retirement age.

Directors' Compensation
-----------------------

         Each director of Peoples received $600 per calendar quarter for the quarters ended March 31, June 30, and September 30, 2001, and $850.00 for the quarter ended in December 31, 2001. The Compensation Committee passed a resolution, to be effective during the fourth quarter, to increase the quarterly compensation paid to Peoples' directors from $600 per quarter to $850 per quarter. Each director of Peoples also receives $600 for each meeting attended. Each director of Peoples, other than Robert E. Evans, who also served as a director of Peoples Bank received $500 per calendar quarter during the 2001 Fiscal Year, and $350 for each regular monthly meeting attended. Mr. Evans received no quarterly compensation as a director of Peoples, and $200 for each regular monthly meeting attended.

         Since 1991, Peoples has maintained the Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries (the "Directors' Plan"). Voluntary participation in the Directors' Plan enables a director of Peoples, or of one of its subsidiaries, to defer all or a part of his or her directors' fees, including federal income tax thereon. Since January 2, 1998, directors have been permitted to allocate their deferrals between a cash account (earning interest equal to Peoples Bank's three-year CD interest rate) and a stock account (credited with common shares based upon on the amount deferred and cash dividends on such common shares). The only right a participant has with respect to his cash account and/or stock account is to receive distributions upon retirement from service as a director. Distribution of the deferred funds is made in a lump sum or annual installments beginning in the first year in which the person is no longer a director. The stock account will be paid only in common shares and the cash account will be paid only in cash.

         Pursuant to their respective terms, options have been automatically granted to Non-Employee directors of Peoples ("Non-Employee Director") under the Peoples' 1993 Stock Option Plan (the "1993 Plan"), the 1995 Stock Option Plan (the "1995 Plan"), and the 1998 Stock Option Plan (the "1998 Plan"). No options have been granted to Non-Employee Directors under the 1993 Plan since April 10, 1997; no options have been granted to Non-Employee Directors under the 1995 Plan since April 15, 1999; and no options have been granted to Non-Employee Directors under the 1998 Plan since March 10, 2000. All options were granted with an exercise price equal to 100% of the fair market value of the underlying common shares on the date of grant and a ten-year term. Options granted under the 1995 Plan are exercisable following termination of service as a director in the same manner as options granted under the 1998 Plan.

         If a Non-Employee Director ceases to be a Director for any reason other than his death or for "cause", such options may be exercised in full until the expiration of the term of the options. However, if the former Non-Employee Director dies prior to the expiration of the term of his options, those options may only be exercised for a period of two years following his death, subject to the stated term of the options. If a Non-Employee Director ceases to be a Director for cause, all options will immediately terminate.

         If a Non-Employee Director ceases to be a director for reasons other than his death, his options granted under the 1993 Plan may be exercised for a period of three months, subject to their stated term. If a Non-Employee Director dies, his options granted under the 1993 Plan may be exercised for a period of one year, subject to their stated term.



                                PERFORMANCE GRAPH
                                -----------------

         The following line graph compares the yearly percentage change in Peoples' cumulative total shareholder return (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the price of Peoples' common shares at the end and the beginning of the measurement period; by (ii) the price of Peoples' common shares at the beginning of the measurement period) against the cumulative return for an index for NASDAQ Stock Market (U.S. Companies) comprised of all domestic common shares traded on the NASDAQ National Market and the NASDAQ Small-Cap Market and an index for NASDAQ Bank Stocks comprised of all depository institutions (SIC Code #602) and depository institutions holding companies (SIC Code #671) that are traded on the NASDAQ National Market and the NASDAQ Small-Cap Market ("NASDAQ Bank Stocks"), for the five-year period ended December 31, 2001.

                     (ACTUAL NUMBERS PLOTTED ON A GRAPH)

                                                               NASDAQ STOCKS
Year Ended    Peoples Bancorp Inc.    NASDAQ Bank Stocks      (U.S. Companies)
----------    --------------------    ------------------      ----------------
12/31/96              100                    100                   100
12/31/97            160.74                  122.48                167.41
12/31/98            143.43                  172.68                166.33
12/31/99            142.35                  320.89                159.89
12/31/00            111.58                  193.01                182.38
12/31/01            157.48                  153.15                197.44

Notes:   1.  Total return assumes reinvestment of dividends.
         2.  Fiscal year ending December 31.
         3. Return based on $100 dollars invested on December 31, 1996, in Peoples' common shares, an index for NASDAQ Stock Market
             (U. S. Companies), and an index for NASDAQ Bank Stocks.

                  PROPOSAL TO APPROVE THE PEOPLES BANCORP INC.
                             2002 STOCK OPTION PLAN
                             ----------------------

                                (Item 2 on Proxy)
                                -----------------

         On February 14, 2002, the Board of Directors of Peoples adopted the Peoples Bancorp Inc. 2002 Stock Option Plan (the "2002 Plan"), subject to approval by the shareholders. The text of the 2002 Plan is set forth in Appendix A to this Proxy Statement. The Board recommends that the shareholders vote FOR the approval of the 2002 Plan.

         Peoples has options outstanding under the 1993 Plan, the 1995 Plan and the 1998 Plan, under which incentive stock options ("ISOs") have been granted to key employees of Peoples and its subsidiaries; and Non-Qualified stock options ("Non-Qualified Options") have been granted to Non-Employee directors of Peoples ("Non-Employee Directors"), directors of subsidiaries of Peoples who are neither directors of Peoples nor employees of Peoples or any of its subsidiaries ("Subsidiary Directors"), and consultants/advisors, such as advisory board members who serve a subsidiary bank of Peoples. As of February 14, 2002, a total of 58,680 common shares remained available for the grant of ISOs (of which 42,566 were available for grant to those executive officers named in the Summary Compensation Table on page 11), and no common shares remained available for the grant of Non-Qualified Options (ISOs and Non-Qualified Options are collectively referred to as "Options") under the 1995 and 1998 Plan. No common shares were available for the grant of Options under the 1993 Plan, which has been exhausted and terminated. The Board believes that the number of common shares remaining available for the grant of new Options under the 1995 and 1998 Plan is not sufficient to enable Peoples to make the stock option grants which Peoples expects to make over the next several years. The Board also believes Peoples should have the flexibility to grant Options to meet competitive conditions and the particular circumstances of the individuals who may be eligible to receive Options. For these reasons, the Board is recommending the adoption of the 2002 Plan, which will make an additional 425,000 common shares available for the grant of Options.

         The purpose of the 2002 Plan is to encourage the eligible employees, consultants/advisors, Subsidiary Directors and Directors to remain with Peoples and its subsidiaries by providing an opportunity to earn equity in Peoples. The objective is to align the interests of the eligible employees, consultants/advisors, Subsidiary Directors, and Directors with the interests of Peoples in obtaining superior financial results.

         The 2002 Plan authorizes the granting of Options with respect to an aggregate of 425,000 common shares. If there is any change in the number of common shares resulting from a stock split, stock dividend, combination or exchange of shares or other similar capital adjustment, the number of common shares available for the grant of Options under the 2002 Plan, the number of common shares subject to outstanding Options and the option price of outstanding Options will be proportionately adjusted to reflect the same. The 425,000 common shares reserved for issuance under the 2002 Plan represent approximately 6% of the outstanding common shares as of the Record Date. As of February 14, 2002, ISOs to purchase an aggregate of 436,730 common shares were outstanding and held by 68 employees, including executive officers, under the 1993 Plan, the 1995 Plan, and the 1998 Plan; and Non-Qualified Options to purchase an aggregate of 101,396 common shares were outstanding, 97,805 which were held by 13 Directors and Subsidiary Directors, and 3,591 which were held by nine (9) consultants/advisors. No Non-Qualified Options have been granted to employees. On February 14, 2002, the last reported sales price of the common shares on The NASDAQ National Market was $19.64 per common share.

         The common shares covered by the 2002 Plan may be either authorized but unissued shares or treasury shares. If any Option granted under the 2002 Plan expires or is terminated without having been exercised in full, the common shares allocable to the unexercised portion of such Option will (unless the 2002 Plan has been terminated) become available for subsequent grants of Options under the 2002 Plan.

         The following summary of certain provisions of the 2002 Plan is qualified in its entirety by reference to the copy of the 2002 Plan attached hereto as Annex A.


Administration
--------------

         The 2002 Plan will be administered by a committee (the "Committee") consisting of not less than three directors of Peoples appointed from time to time by the Board of Directors, who are "Non-Employee Directors," as defined in Rule 16b-3 under the Exchange Act. The Committee will be authorized to grant ISOs and Non-Qualified Options to key employees of Peoples and its subsidiaries, Subsidiary Directors and consultants/advisors under the 2002 Plan; interpret the 2002 Plan; and make all determinations necessary for the administration of the 2002 Plan. The Compensation Committee of Peoples' Board of Directors will serve as the Committee under the 2002 Plan.

Eligibility; Limitations
------------------------

         Officers and other key employees of Peoples and its subsidiaries (including the executive officer named in the Summary Compensation Table) selected by the Committee will be eligible to receive ISOs and Non-Qualified Options under the 2002 Plan. It is currently estimated that the group of employees eligible to receive Options under the 2002 Plan will approximate 50 persons, with appropriate adjustments for any significant change in the size or operations of Peoples and its subsidiaries in the future. Directors, Subsidiary Directors and consultants/advisors will also be participants in the 2002 Plan solely for purposes of receiving certain Non-Qualified Options (see discussion on page 18). There are currently nine Directors of Peoples (including the three individuals nominated for re-election as directors at the Annual Meeting), and five Subsidiary Directors.

         The 2002 Plan provides that the aggregate fair market value (determined as of the time an ISO is granted) of the common shares with respect to which ISOs may become exercisable for the first time by any individual during any calendar year (under all option plans of Peoples and its subsidiaries) may not exceed $100,000.

         Other than Non-Qualified Options to be granted to Non-Employee Directors, no determination has been made under the 2002 Plan as to the individual identity of the persons to whom Options may be granted or the number of common shares which may be allocated to any specific person or persons.

Duration of 2002 Plan
---------------------

         No options may be granted under the 2002 Plan after February 14, 2012.

Term of Options Granted to Key Employees
----------------------------------------

         The period during which any Option granted to a key employee may be exercised is determined by the Committee, but no such Option may have a term of more than ten years. Any ISO which is granted to an individual who, on the effective date of the grant, owns of record and beneficially more than 10% of the total combined voting power of all classes of stock of Peoples then outstanding and entitled to vote, may not have a term of more than five years.

         If Peoples consolidates with, merges into, or transfers all or substantially all of its assets to, another corporation, or a majority of the Directors who are not current members of the Board on date this plan is approved ("current members"), were not nominated by an affirmative vote by a majority of the current members ("future designees"), and were not nominated by an affirmative vote by a majority of the current members and future designees, taken as a group, then each outstanding Option will become exercisable in full, whether or not then exercisable, immediately upon consummation of the transaction.

Exercise of Options Granted to Key Employees; Expiration and Termination
------------------------------------------------------------------------

         Options granted to key employees will be exercisable at such times and will be subject to such restrictions and conditions, including the performance of a minimum period of service, as the Committee may impose at the time of grant. However, if the Committee does not specify another vesting schedule at the time of grant, Options will become exercisable with respect to 100% of the common shares after 36 months of continuous employment by Peoples and/or it's subsidiaries.

         If a key employee's employment with Peoples and its subsidiaries terminates as a result of retirement under the provisions of any retirement plan of Peoples or any subsidiary and the employee has completed at least ten years of service, all unvested options granted to him under the 2002 Plan accelerate and become exercisable, and may be exercised in full until the earlier of (i) the expiration of the term of the options, or (ii) 90 days after the date of retirement if the grants are ISOs and 12 months after the date of retirement if the grants are Non-Qualified Options. If a key employee's employment with Peoples and its subsidiaries terminates as a result of disability as defined by Peoples' Group Disability Insurance Plan and the employee has completed at least three years of service, all unvested options granted to him under the 2002 Plan accelerate and become exercisable, and may be exercised in full until the earlier of (i) the expiration of the term of the options or (ii) 12 months from the date of the event. If a key employee's employment with Peoples and its subsidiaries terminates as a result of death, all unvested options granted to him under the 2002 Plan accelerate and become exercisable, and may be exercised in full until the earlier of (i) expiration of the term of the options, or (ii) 12 months after the date of death. If a key employee's employment with Peoples and its subsidiaries is voluntarily terminated, only those options exercisable immediately prior to the termination may be exercised the earlier of (i) the expiration of the term of the options, or (ii) 90 days after the date of termination if the grants are incentive stock options and 12 months after the date of termination if the grants are Non-Qualified Options. If the termination of employment of the key employee was for cause, all unexercised options will terminate immediately.

Exercise Price of Options Granted to Key Employees
--------------------------------------------------

         The exercise price of any Option granted to a key employee may not be less than 100% of the fair market value of the common shares on the grant date. Fair market value is defined for purposes of the 2002 Plan to mean the last reported sales price of a common share on The NASDAQ National Market or on any securities exchange on which the common shares may be listed. In the case of any ISO granted to an individual who, on the effective date of the grant, owns of record and beneficially more than 10% of the total combined voting power of all classes of stock of Peoples then outstanding and entitled to vote, however, the exercise price per share must be at least 110% of the fair market value of a common share on the grant date.

Non-Qualified Option Grants to Non-Employee Directors
-----------------------------------------------------

         On an annual basis, each Non-Employee Director then serving on Peoples' Board of Directors will automatically be granted a Non-Qualified Option for 1,000 common shares on the date of Peoples' annual meeting of the shareholders. Options granted to Non-Employee Directors will become exercisable with respect to 100% of the common shares 12 months after the date.

         Each Non-Qualified Option granted to a Non-Employee Director or a Subsidiary Director will have an exercise price equal to 100% of the fair market value of the common shares on the grant date and a term of ten years. If a Non-Employee Director or a Subsidiary Director ceases to be a director of Peoples and/or a Subsidiary, as appropriate, as a result of retirement from the board, and the Non-Employee Director or Subsidiary Directory has completed at least five (5) years of service, all unvested options granted to him under the 2002 Plan will accelerate and become exercisable and the Non-Qualified Options granted to him may be exercised in full until the earlier of (i) the expiration of the term of the Non-Qualified Options or (ii) 12 months from the date of retirement. If a Non-Employee Director or a Subsidiary Director ceases to be a director of Peoples and/or a Subsidiary, as appropriate, because of his disability, and the director has served at least three (3) years, all unvested options accelerate and become exercisable and such Non-Qualified Options may be exercised in full until the earlier of (i) the expiration of the term of the Non-Qualified Options or (ii) 12 months following the date of the event. If a Non-Employee Director or a Subsidiary Director voluntarily ceases to be a director of Peoples and/or a Subsidiary, as appropriate, only those Non-Qualified Options exercisable immediately prior to the termination may be exercised until the earlier of (i) the expiration of the term of the Non-Qualified Options, or (ii) 12 months from the date of termination. If a Non-Employee Director or a Subsidiary Director ceases to be a director of Peoples and/or a Subsidiary, as appropriate, as a result of retirement from the board, all unvested options granted to him under the 2002 Plan accelerate and become exercisable and the Non-Qualified Options granted to him may be exercised in full until the earlier of (i) the expiration of the term of the Non-Qualified Options, or (ii) 12 months from the date of retirement. If a Non-Employee Director or a Subsidiary Director ceases to be a director of Peoples and/or a Subsidiary, as appropriate, for cause, all of his then unexercised Non-Qualified Options will immediately terminate. Termination provisions for consultants/advisors are at the sole discretion of the Compensation Committee.

Payment of Exercise Price
-------------------------

         Payment of the exercise price of any Option granted under the 2002 Plan may be made in cash or by tendering common shares (by either actual delivery of common shares or by attestation, with such common shares valued at fair market value as of the exercise date) or in any combination thereof as determined by the Committee. The Committee may also permit a participant to elect to pay the option exercise price by authorizing a third party to sell common shares (or a sufficient portion of the common shares) acquired upon exercise of the Option and remit to Peoples a sufficient portion of the sale proceeds to pay the entire option exercise and any tax withholding resulting from such exercise.

Transferability of Options
--------------------------

         A Stock Option granted to a Participant may not be transferred or assigned, other than (i) by will or the laws of descent and distribution, or
(ii) pursuant to a qualified domestic relations order (as defined in Section 401(a)(13) of the Code or Section 206(d)(3) of the Employee Retirement Income Security Act of 1974, as amended), provided, that in the case of an Incentive Stock Option, such transfer or assignment may occur only to the extent it will not result in disqualifying such option as an Incentive Stock Option under
Section 422 of the Code, or any successor provision. Subject to the foregoing, during a Participant's lifetime, Stock Options granted to a Participant may be exercised only by the Participant or, provided the particular Stock Option agreement so provides, by the Participant's guardian or legal representative.

Amendments and Termination
--------------------------

         The Committee, with approval of the Board of Directors, may terminate the 2002 Plan at any time, and may amend the 2002 Plan from time to time, without obtaining the approval of the shareholders of Peoples except as such shareholder approval may be required (a) to satisfy the requirements of Rule 16b-3 under the Exchange Act or any successor provision, (b) applicable requirements of the Code, or (c) applicable requirements of any securities exchange on which are listed any of Peoples' equity securities or any requirements applicable to issuers whose securities are traded in The NASDAQ National Market. No action to amend or terminate the 2002 Plan may reduce the number of any participant's Options, or adversely change the terms or conditions thereof without the participant's consent. If the 2002 Plan is terminated, any unexercised Options will continue to be exercisable in accordance with its terms.

Federal Income Tax Consequences
-------------------------------

         Based on current provisions of the Code and the existing regulations thereunder, the anticipated federal income tax consequences in respect of Options granted under the 2002 Plan are as described below. The following discussion is not intended to be a complete statement of applicable law and is based upon the federal income tax laws in effect on the date hereof.

ISOs
----

         A participant who is granted an ISO does not recognize taxable income on either the date of grant or the date of exercise. In this circumstance, upon the exercise of the ISO, the difference between the fair market value of the common shares received and the exercise price is a tax preference item potentially subject to the alternative minimum tax. However, on the later sale or other disposition of the common shares, generally only the difference between the fair market value of the common shares on the exercise date and the amount realized on the sale or disposition is includable in alternative minimum taxable income.

         Upon disposition of common shares acquired upon the exercise of an ISO, capital gain or loss is generally recognized in an amount equal to the difference between the amount realized on the sale or disposition and the exercise price. However, if the participant disposes of the common shares within two years of the date of grant or within one year of the date of the issuance of the common shares to the participant (a "Disqualifying Disposition"), then the participant will recognize ordinary income, as opposed to capital gain, at the time of disposition in an amount generally equal to the lesser of (i) the amount of gain realized on the disposition, or (ii) the difference between the fair market value of the common shares received on the date of exercise and the exercise price. Any remaining gain or loss is treated as a short-term, or long-term capital gain or loss, depending upon the period of time the common shares have been held.

         Peoples is not entitled to a tax deduction upon either the exercise of an ISO or the disposition of common shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income in a Disqualifying Disposition. Ordinary income from a Disqualifying Disposition will constitute compensation but will not be subject to tax withholding, nor will it be considered wages for payroll tax purposes.

         If the holder of an ISO pays the exercise price, in whole or in part, with already-owned common shares, the exchange should not effect the ISO tax treatment of the exercise. Upon such exchange, and except for Disqualifying Dispositions, no gain or loss is recognized by the participant upon delivering already-owned common shares to Peoples for payment of the exercise price. The common shares received by the participant, equal in number to the already-owned common shares exchanged therefore, will have the same basis and holding period for capital gain purposes as the already-owned common shares. (The participant, however, will not be able to use the prior holding period for the purpose of satisfying the ISO statutory holding period requirements.) Common shares received by the participant in excess of the number of already-owned common shares will have a basis of zero and a holding period which commences as of the date the common shares are transferred to the participant upon exercise of the ISO. If the exercise of an ISO is effected using common shares previously acquired through the exercise of an ISO, the exchange of such already-owned common shares will be considered a disposition of such common shares for the purpose of determining whether a Disqualifying Disposition has occurred.

Non-Qualified Options
---------------------

         A participant receiving a Non-Qualified Option does not recognize taxable income on the date of grant of the Non-Qualified Option, provided that the Non-Qualified Option does not have a readily ascertainable fair market value at the time it is granted. In general, the participant must recognize ordinary income at the time of exercise of the Non-Qualified Option in the amount of the difference between the fair market value of the common shares on the date of exercise and the exercise price. The ordinary income recognized will constitute compensation for which tax withholding generally will be required. The amount of ordinary income recognized by a participant will be deductible by Peoples in the year that the participant recognizes the income if Peoples complies with the applicable withholding requirements.

         If the sale of the common shares could subject the participant to liability under Section 16(b) of the Exchange Act, the participant generally will recognize ordinary income only on the date that the participant is no longer subject to such liability in an amount equal to the fair market value of the common shares on such date less the exercise price. Nevertheless, the participant may elect, under Section 83(b) of the Code within 30 days of exercise to recognize ordinary income as of the date of exercise, without regard to the restrictions of Section 16(b).

         Common shares acquired upon exercise of a Non-Qualified Option will have a tax basis equal to their fair market value on the exercise date or other relevant date on which ordinary income is recognized, and the holding period for the common shares generally will begin on the date of exercise or such other relevant date. Upon subsequent disposition of the common shares, the participant will recognize long-term capital gain or loss if the participant has held the common shares for more than 12 months prior to the disposition, or short-term capital gain or loss if the participant has held the common shares for one year or less.

         If a holder of a Non-Qualified Option pays the exercise price, in whole or in part, with already-owned common shares, the participant will recognize ordinary income in the amount by which the fair market value of the common shares received exceeds the exercise price. The participant will not recognize gain or loss upon delivering such already-owned common shares to Peoples. The common shares received by a participant, equal in number to the already-owned common shares exchanged therefore, will have the same basis and holding period as such already-owned common shares. Common shares received by a participant in excess of the number of such already-owned common shares will have a basis equal to the fair market value of such additional common shares as of the date ordinary income is recognized. The holding period for such additional common shares will commence as of the date of exercise or other relevant date.

Other Matters
-------------

         The 2002 Plan is intended to comply with Section 162(m) of the Code with respect to Options granted under it. Section 162(m) of the Code prohibits a publicly-held corporation, such as Peoples, from claiming a deduction on its federal income tax return for compensation in excess of $1 million paid for a fiscal year to the chief executive officer (or person acting in that capacity) at the close of the corporation's fiscal year and the four most highly compensated officers of the corporation, other than the chief executive officer, at the end of the corporation's fiscal year (collectively, the "Section 162(m) Officers"). The $1 million compensation deduction limitation does not apply to "performance-based compensation." The final regulations issued by the Internal Revenue Service under Section 162(m) in December of 1995 (the "IRS Regulations") set forth a number of provisions which compensatory plans must contain if the compensation paid thereunder is to qualify as "performance-based" for purposes of Section 162(m). The 2002 Plan is intended to satisfy the requirements of the IRS Regulations. Peoples is seeking shareholder approval of the 2002 Plan in a good faith effort to qualify compensation received thereunder as "performance-based" for purposes of Section 162(m). If such shareholder approval is not obtained, the 2002 Plan will be null and void.

Recommendation and Vote
-----------------------

         The Board of Directors of Peoples unanimously recommends that the shareholders vote for the proposal to approve the 2002 Plan. Unless otherwise directed, the persons named as proxies in the enclosed proxy card will vote the common shares represented by all proxies received prior to the Annual Meeting and not properly revoked, in favor of the proposal to approve the 2002 Plan.


         Shareholder approval of the 2002 Plan will require the affirmative vote of the holders of a majority of the common shares present in person or by proxy, and entitled to vote on the proposal, to approve the 2002 Plan. As of the Record Date, the current executive officers and directors of Peoples and its Subsidiaries, their respective associates and the Trust Department of Peoples Bank held approximately 22.41% of the common shares of Peoples and corresponding voting power. Abstentions and broker non-votes are counted as present; the effect of an abstention or a broker non-vote is the same as a "NO" vote on the proposal.

                              SHAREHOLDER PROPOSALS
                             FOR 2003 ANNUAL MEETING
                             -----------------------

         Proposals by shareholders intended to be presented at the 2003 Annual Meeting of Shareholders must be received by the Secretary of Peoples no later than November 8, 2002, to be included in Peoples' proxy, notice of meeting and proxy statement relating to such meeting and should be mailed to Peoples Bancorp Inc., 138 Putnam Street, Marietta, Ohio 45750, Attention: Corporate Secretary. The SEC has promulgated rules relating to the exercise of discretionary voting authority under proxies solicited by the Board of Directors. If a Shareholder intends to present a proposal at the 2003 Annual Meeting of Shareholders, and does not notify the Corporate Secretary of Peoples of the proposal by January 22, 2003, the proxies solicited by Peoples' Board of Directors for use at the 2003 Annual Meeting may be voted on the proposal without discussion of the proposal in Peoples' proxy statement for the 2003 Annual Meeting.

         Shareholders desiring to nominate candidates for election as Directors at the 2003 Annual Meeting must follow the procedures described in "Election of Directors".


               NOTIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
               ---------------------------------------------------

         The Board of Directors of Peoples appointed the accounting firm of Ernst & Young LLP to serve as independent auditors of Peoples for the 2001 Fiscal Year. Fees for the 2001 Fiscal Year were:

                        Audit Fees          $124,000
                        All Other Fees      $208,000

         The other fees are primarily income tax, merger and acquisition, Federal Deposit Insurance Corporation Improvement Act ("FDICIA") compliance related.

         The Board of Directors expects representatives of E&Y will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

         Pursuant to the recommendation of the Audit Committee, it is anticipated E&Y will be appointed to serve as independent auditors of Peoples for the 2002 fiscal year.

                                  OTHER MATTERS
                                  -------------

         As of the date of this proxy statement, the Board of Directors knows of no business to be presented for action by the shareholders at the 2002 Annual Meeting of Shareholders other than as set forth in this proxy statement. However, if any other matter is properly presented at the Annual Meeting, or at any adjournment, the individuals authorized under management proxies will vote and act according to their best judgments in light of the conditions then prevailing.

         It is important that proxies be voted and returned promptly; therefore, shareholders who do not expect to attend the Annual Meeting in person are urged to fill in, sign, and return the enclosed proxy card in the self-addressed envelope furnished herewith.


                                  By Order of the Board of Directors

                              /s/ ROBERT E. EVANS
                                  ----------------------------------
                                  Robert E. Evans, President and CEO



                                REVOCABLE PROXY
                              PEOPLES BANCORP INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 11, 2002
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           -----------------------------------------------------------

     The undersigned holder(s) of common shares of Peoples Bancorp Inc. (the "Company") hereby constitutes and appoints Robert E. Evans and Joseph H. Wesel, or either of them, the Proxy or Proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on Thursday, April 11, 2002, in the Ball Room, Holiday Inn, 701 Pike Street, Marietta, Ohio (I-77 Ohio exit 1) at 10:30 A.M., local time, and any adjournment(s) thereof, and to vote all of the common shares of the Company which the undersigned is entitled to vote at such Annual Meeting or at any adjournment(s) thereof:

1. The election as Directors of the Company of all of the nominees listed below for terms of three years each (except as marked to the contrary):


    Frank L. Christy            Rex E. Maiden           Joseph H. Wesel

        [  ] FOR             [  ] WITHHOLD           [  ] FOR ALL EXCEPT


    *(INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For all Except" and write the name of the nominee in the space provided below.

 ------------------------------------------------------------------------------

2. In their discretion, the Proxies are authorized to vote upon such other matters (none known at the time of solicitation of this proxy) as may properly come before the Annual Meeting or any adjournment(s) thereof.

     WHERE A CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED OR NOT VOTED AS SPECIFIED. IF NO CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM NO. 1 AS DIRECTORS OF THE COMPANY. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) THEREOF OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEE(S) AS THE DIRECTORS MAY RECOMMEND.

     All proxies previously given or executed by the undersigned are hereby revoked. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement for the April 11, 2002 meeting and the Summary Annual Report and Form 10-K of the Company for the fiscal year ended December 31, 2001.

              Dated: _______________________________________, 20__


               --------------------------------------------------
                             Shareholder sign above

               ---------------------------------------------------
                          Co-holder (if any) sign above


     Please sign exactly as your name appears hereon. When common shares are registered in two names, both shareholders MUST sign. When signing as executor, administrator, trustee, guardian, attorney or agent, please give full title as such. If shareholder is a corporation, please sign in full corporate name by President or other authorized officer. If shareholder is a partnership, please sign in partnership name by authorized person. (Please note any change of address on this Proxy.)

PLEASE FILL IN, DATE, SIGN AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE



                                                                         ANNEX A
                                                                         -------
                              PEOPLES BANCORP INC.
                              --------------------
                             2002 STOCK OPTION PLAN
                             ----------------------

       The Board of Directors of Peoples Bancorp Inc. (the "Company") adopted THIS PLAN on February 14, 2002.

                                  INTRODUCTION

         To encourage the eligible employees, Consultants/Advisors and Directors to remain with the Company or any Subsidiary, the Company is willing to provide the eligible employees, Consultants/Advisors and Directors an opportunity to earn equity in the Company. The equity award will be based upon attainment of specified goals and objectives. The objective is to align the interests of the eligible employees, Consultants/Advisors and Directors with the interests of the Company in obtaining superior financial results.

                                    ARTICLE I
                                   Definitions
                                   -----------

The Company agrees as follows:

1.1 "Board" or "Board of Directors" shall mean the Board of Directors of the Company.

1.2 "Cause" shall mean that an act of (i) fraud or intentional misrepresentation or (ii) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any Subsidiary has occurred.

1.3 "Change of Control" shall mean the first to occur of any of the following events:

     (a) Any person or entity or group of affiliated persons or entities (other than the Company) becomes a beneficial owner, directly or indirectly, of 25% or more of the Company's voting securities or all or substantially all of the assets of the Company;

     (b) The Company enters into a definitive agreement which contemplates the merger, consolidation or combination of the Company with an unaffiliated entity in which either or both of the following is to occur: (i) the Board of Directors of the Company, as applicable, immediately prior to such merger, consolidation or combination will constitute less than a majority of the board of directors of the surviving, new or combined entity; or (ii) less than 75% of the outstanding voting securities of the surviving, new or combined entity will be beneficially owned by the shareholders of the Company immediately prior to such merger, consolidation or combination; provided, however, that if any definitive agreement to merge, consolidate or combine is terminated without consummation of the transaction, then no Change in Control shall be deemed to have occurred pursuant to this paragraph;

     (c) The Company enters into a definitive agreement which contemplates the transfer of all or substantially all of the Company's assets, other than to a wholly-owned Subsidiary of the Company; provided, however, that if any definitive agreement to transfer assets is terminated without consummation of the transfer, then no Change in Control shall be deemed to have occurred pursuant to this paragraph; or

     (d) A majority of the members of the Board of Directors of the Company shall be persons who: (i) were not members of such Board on the date this Plan is approved by the shareholders of the Company ("current members"); and (ii) were not nominated by a vote of such Board which included the affirmative vote of a majority of the current members on such Board at the time of their nomination ("future designees") and
          (iii) were not nominated by a vote of such Board which included the affirmative vote of a majority of the current members and future designees, taken as a group, on such Board at the time of their nomination.

1.4 "Code" means the Internal Revenue Code of 1986, as amended, or any successor thereto, together with rules, regulations and interpretations promulgated there under.

1.5 "Committee" means the Compensation Committee of the Board, which shall consist of at least three members of the Board and which shall serve at the pleasure of the Board.

1.6     "Common Stock" shall mean the Common Stock of the Company.

1.7 "Consultant/Advisor" shall mean any consultant or advisor who renders bona fide services to the Company and/or one or more of the Subsidiaries and who is neither an employee nor a director of the Company or any Subsidiary.

1.8 "Date of Grant" means the effective date on which an option or grant is awarded to a Participant as set forth in the Stock Option agreement.

1.9 "Disability" shall mean a Participant having a long-term disability as defined by the Company's or Subsidiary's Group Disability Insurance Plan ("Disability Plan"), or any successor plan that is applicable to such Participant at the time of his or her Termination of Service. As a condition to receiving any Disability benefits, the Company may require the Participant to submit to such physical or mental evaluations and tests as the Board of Directors deems appropriate.

1.10 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor statute.

1.11 "Fair Market Value" of Common Share on any relevant date for purposes of any provision of this Plan shall mean the last reported sales price of a Common Share of the Company on the NASDAQ National Market or on any securities exchange on which the Common Shares may be listed on such date or, if there are no reported sales on such date, then the last reported sales price on the next preceding day on which such a sale was transacted.

1.12 "Incentive Stock Option" shall mean any stock option that is intended to be and is specifically designated as an "incentive stock option" within the meaning of Section 422 of the Code.

1.13 "Nonqualified Stock Option" shall mean any stock option that is not an Incentive Stock Option.

1.14 "Participant" shall mean an employee, Director, or a Consultant/Advisor of the Company or Subsidiary who is granted a Stock Option under the Plan. Notwithstanding the foregoing, for the purposes of the granting of any Incentive Stock Option under this Plan, the term "Participant" shall not include Directors.

1.15 "Plan" shall mean this Peoples Bancorp 2002 Stock Option Plan, as set forth herein and as it may be hereafter amended from time to time.

1.16 "Retirement" shall mean any normal or early Retirement by a Participant pursuant to the terms of any pension Plan or policy of the Company or any Subsidiary that is applicable to such Participant at the time of his or her Termination of Service.

1.17    "Secretary" shall mean the corporate Secretary of the Company.

1.18    "Shares" shall mean Shares of Common Stock.

1.19 "Stock Dividend" shall mean a dividend or other distribution declared on the Shares of Common Stock payable in (i) capital stock of the Company, or (ii) rights, options or warrants to receive or purchase capital stock of the Company, or (iii) securities convertible into or exchangeable for capital stock of the Company, or (iv) any capital stock received upon the exercise, or with respect to, the foregoing.

1.20 "Stock Option" shall mean a right to purchase Common Stock of the Company granted to a Participant pursuant to the Plan.

1.21 "Stock Option Agreement" shall mean the individual agreement provided to each Participant receiving Stock Options. The agreement shall specify, at minimum, the number of stock options, the exercise price, the vesting schedule and the term of the Stock Option, and reference to the 2002 Stock Option Plan as being the governing document.

1.22 "Subsidiary(ies)" shall mean any company or entity in which the Company directly or indirectly controls 50% or more of the total voting power of all classes of its stock having voting power.

1.23 "Terminate (Termination of) service (or Termination)" means the employee or Consultant/Advisor ceases to be employed by the Company or Subsidiary for any reason whatsoever, voluntary or involuntary, other than by reason of an approved leave of absence.

                                   ARTICLE II
                                 Administration
                                 --------------

Subject to the terms of this Article II, the Plan shall be administered by the Committee. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board. Any vacancy occurring in the membership of the Committee may be filled by appointment by the Board. Each member of the Committee, at the time of his appointment to the Committee and while he is a member thereof, must be a "non-employee director," as that term is defined in Rule 16b-3 promulgated under the Exchange Act, and an "outside director" under Section 162(m) of the Code.

The Board shall select one of its members to act as the Chairman of the Committee, and the Committee shall make such rules and regulations for its operation, as it deems appropriate. A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee. Subject to the terms hereof, the Committee shall have exclusive power to:

          (a) Designate, from time to time, the particular Participants to whom Stock Options will be granted;

          (b)  Designate the time or times when Stock Options will be granted;

          (c) Determine the number of Shares of Common Stock subject to issuance pursuant to any Stock Option award, and all of the terms, conditions, restriction limitations, if any, of an award of Stock Options, including the time and conditions of exercise or vesting;

          (d) Accelerate the vesting of Stock Options or exercise of any Stock Options when such actions would be in the best interests of the Company;

          (e) Interpret the Plan, prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan; and

          (f) Make such other determinations and take such other action, as it deems necessary or advisable in connection with the foregoing.

The Committee shall have full authority and responsibility to administer the Plan, including authority to interpret and construe any provision of the Plan and the terms of any Stock Options issued under it and to adopt such rules and regulations for administering the Plan, as it may deem necessary. Except as provided below, any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties, including the Company and all Participants.

                                   ARTICLE III
                           Shares Subject to the Plan
                           --------------------------

Subject to the provisions of Article XI of the Plan, the aggregate number of Shares which may be issued to Participants under grants of Stock Options made by the Committee under this Plan shall be 425,000. Shares to be distributed and sold may be made available from either authorized but unissued Common Stock or Common Stock held by the Company in its treasury. Shares that by reason of the unexercised expiration or unexercised termination of a Stock Option are no longer subject to purchase may be reoffered under the Plan.

                                   ARTICLE IV
                                  Stock Options
                                  -------------

4.1 ELIGIBILITY. The Committee shall, from time to time, select Participants to whom the Stock Options are to be granted and/or distributed in recognition of each such Participant's contribution to the Company's or a Subsidiary's success.

4.2 GRANT OF STOCK OPTIONS. All grants of Stock Options under this Article IV shall be awarded by the Committee. Each grant of Stock Options shall be evidenced by a Stock Option agreement setting forth the total number of Shares subject to the Stock Option, the option exercise price, the term of the Stock Option, the vesting schedule, and such other terms and provisions as are approved by the Committee, but, except to the extent permitted herein, are not inconsistent with the Plan. In the case of an Incentive Stock Option, the Stock Option agreement shall also include provisions, per Article V, that may be necessary to assure that the option is an Incentive Stock Option under the Code. The Company shall execute Stock Option agreements upon instructions from the Committee.

4.3 BOARD OF DIRECTORS STOCK OPTIONS. On an annual basis, each member of the Board will be granted 1,000 non-qualified stock options in accordance with the terms and conditions of this Plan.

4.4 EXERCISE PRICE. The exercise price for a Nonqualified Stock Option shall be equal to the Fair Market Value per share of the Common Stock on the Date of Grant. The Committee shall determine the exercise price for an Incentive Stock Option and shall be an amount not less than the Fair Market Value per share of the Common Stock on the Date of Grant; the Committee shall determine the Fair Market Value of the Common Stock on the Date of Grant.

4.5 OPTION PERIOD. The option period will begin and terminate on the respective dates specified by the Committee, but may not terminate later than ten years from the Date of Grant. No Stock Option granted under the Plan may be exercised at any time after the expiration of its option period. The Committee may provide for the vesting and exercise of Stock Options in installments and upon such terms, conditions and restrictions as it may determine. In addition to the provisions contained elsewhere herein concerning automatic acceleration of unvested installments of Stock Options, the Committee shall have the right to accelerate the time at which any Stock Option granted to a Participant shall become vested, or exercisable.

4.6 VESTING. Stock Options granted pursuant to the Plan, unless modified by the Committee, shall become exercisable as follows, subject in each case to the terms and conditions of Article VII:

               (a) Employees: 100% of the award shall become exercisable upon the third anniversary of the date of the grant;

               (b) Board: 100% of the award shall become exercisable upon the first anniversary of the date of grant;

               (c)  Consultants/Advisors: As specified by the Committee.

                                    ARTICLE V
                        Limits on Incentive Stock Options
                        ---------------------------------

5.1 ELIGIBILITY. Directors are ineligible to receive Incentive Stock Options. For purposes of this section, "Participant" does not include Directors.

5.2 OPTION PERIOD. Notwithstanding the provisions of Section 5.5 hereof, if a Participant eligible to receive a grant of an Incentive Stock Option under Section 422 of the Code owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company and an Incentive Stock Option is granted to such Participant, the option period term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five years from the Date of Grant. In addition, the option price of any such Incentive Stock Option granted to any such Participant owning more than 10% of the combined voting power of all classes of stock of the Company shall be at least 110% of the Fair Market Value of the Common Stock on the Date of Grant.

5.3 LIMITATION ON EXERCISES OF SHARES SUBJECT TO INCENTIVE STOCK OPTIONS. To the extent required by the Code for Incentive Stock Options, the exercise of Incentive Stock Options granted under the Plan shall be subject to the $100,000 calendar year limit as set forth in Section 422(d) of the Code; to the extent that any grant exceeds such $100,000 calendar year limit, the portion of such granted Stock Option shall be deemed a Nonqualified Stock Option.

5.4 DISQUALIFYING DISPOSITION. If stock acquired upon exercise of an Incentive Stock Option is disposed of by a Participant prior to the expiration of either two years from the Date of Grant of such Stock Option or one year from the transfer of Shares to such Participant pursuant to the exercise of such Stock Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Participant shall notify the Company in writing of the date and terms of such disposition. A disqualifying disposition by a Participant shall not affect the status of any other Stock Option granted under the Plan as an Incentive Stock Option within the meaning of Section 422 of the Code.

5.5 TERMINATION. Notwithstanding the provisions of Article VII, the option period of a Participant's Incentive Stock Options shall terminate no later than ninety (90) days after termination of such Participant's employment with the Company or its Subsidiary; provided that if such employment terminates by reason of the death or total and permanent disability of the Participant, then the option period of such Participant's Incentive Stock Options shall terminate no later than one year after such termination by reason of death or disability.

                                   ARTICLE VI
                            Exercise of Stock Options
                            -------------------------

6.1 PAYMENT. Full payment for Shares purchased upon exercise of a Stock Option shall be made in cash or by the Participant's delivery to the Company of Shares of Common Stock which have a Fair Market Value equal to the exercise price (or in any combination of cash and Shares of Common Stock having an aggregate Fair Market Value equal to the exercise price). No Shares may be issued until full payment of the purchase price therefore has been made, and a Participant will have none of the rights of a stockholder until Shares are issued to him. Additionally, Shares covered by a Stock Option may be purchased upon exercise, in whole or in part, in accordance with the applicable Stock Option agreement, by authorizing a third party to sell the Shares (or a sufficient portion thereof) acquired upon exercise of a Stock Option, and assigning the delivery to the Company of a sufficient amount of the sale proceeds to pay for all the Shares acquired through such exercise and any tax withholding obligations resulting from such exercise.

                                   ARTICLE VII
                      Termination of Employment or Service
                      ------------------------------------

This Article VII does not apply to Consultants/Advisors. With respect to "Consultants/Advisors" this supersedes the definition of Participant as defined in 1.14. Except as other provided in Section 5.4 with respect to Incentive Stock Options, a Participant's Stock Options may be vested and/or exercised as follows in the event of such Participant's death or disability, retirement, voluntary termination or termination for cause.

(a) DEATH. In the event of a Participant's death all unvested installments of Stock Options shall thereupon automatically be accelerated and exercisable in full. The Stock Option may be exercised for a period of twelve 12) months after the Participant's death, or until expiration of the option period (if sooner), by the Participant's estate or personal representative, or by the person who acquired the right to exercise the Stock Option by bequest or inheritance or by reason of the Participant's death;

(b) DISABILITY. In the event that a Participant terminates employment as a result of total and permanent Disability all unvested installments of Stock Options shall hereupon automatically be accelerated and exercisable in full if such Participant shall have completed at least three Years of Service (the years of service can be with either the Company, a Subsidiary, or at the discretion of the Committee, an entity the Company acquires) on or prior to the Termination of Service, and the Stock Option may be exercised by the Participant for a period of twelve (12) months after the Participant's termination of employment because of Disability, or until expiration of the option period (if sooner);

(c) RETIREMENT. In the event that a Participant terminates employment as the result of a Retirement in accordance with the standard Retirement policies of the Company or a Subsidiary, all unvested installments of Stock Options outstanding shall thereupon automatically be accelerated and exercisable in full if such Participant shall have completed at least ten years of service for employees or five years of service for Board members (the years of service can be with either the Company or at the discretion of the Committee, an entity the Company acquires) on or prior to the Termination of Service, and the Stock Option may be exercised by the Participant or his guardian or legal representative for a period of twelve (12) months after, or until expiration of the option period (if sooner);

(d) VOLUNTARY TERMINATION. In he event that a Participant terminates employment voluntarily, Stock Options may be exercised to the extent they were exercisable immediately prior to the Termination of Service by the Participant for a period of twelve (12) months after, or until expiration of the option period (if sooner);

(e) TERMINATION FOR CAUSE. In the event that a Participant's termination is for Cause, no Stock Option shall be exercisable after the date of termination;

(f) CHANGE IN CONTROL. In the event of a Change in Control, all Stock Options shall be automatically accelerated and immediately exercisable.

Notwithstanding the foregoing, an individual grant of a Stock Option to a Participant under the Plan may provide, pursuant to the terms of the particular Stock Option agreement, more restrictive terms than those contained in this Plan concerning any exercise of such Stock Option with respect to any termination of employment or service by such Participant.

                                  ARTICLE VIII
                           Amendment or Discontinuance
                           ---------------------------

Subject to the limitations set forth in this Article VIII, the Board may at any time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part; provided that no amendment which requires stockholder approval in order for the Plan to continue to comply with Rule 16b-3 under the Exchange Act, including any successor to such Rule, shall be effective unless such amendment shall be approved by the requisite vote of the stockholders of the Company entitled to vote thereon.

Subject to the foregoing, the Board shall have the power to amend the Plan in any manner advisable in order for Stock Options granted under the Plan to qualify for the exemption provided by Rule 16b-3 (or any successor rule relating to exemption from Section 16(b) of the Exchange Act) or to qualify as "performance-based" compensation under Section 162(m) of the Code (including amendments as a result of changes to Rule 16b-3 or Section 162(m) or the regulations there under to permit greater flexibility with respect to Stock Options granted under the Plan), and any such amendment shall, to the extent deemed necessary or advisable by the Committee, be applicable to any outstanding Stock Options theretofore granted under the Plan, notwithstanding any contrary provisions contained in any Stock Option agreement. In the event of any such amendment to the Plan, the holder of any Stock Option outstanding under the Plan shall, upon request of the Committee and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Committee to any Stock Option agreement relating thereto within such reasonable time as the Committee shall specify in such request. Notwithstanding anything contained in this Plan to the contrary, unless required by law, no action contemplated or permitted by this Article VIII shall adversely affect any rights of Participants or obligations of the Company to Participants with respect to any Stock Options theretofore granted under the Plan without the consent of the affected Participant.

                                   ARTICLE IX
                               Effect of the Plan
                               ------------------

Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any Participant any right to be granted a Stock Option to purchase or receive Common Stock of the Company, to be granted any other rights except as may be evidenced by a Stock Option agreement, or any amendment thereto, duly authorized by and executed on behalf of the Company and then only to the extent of and upon the terms and conditions expressly set forth therein.

                                    ARTICLE X
                                      Term
                                      ----

The Plan shall be submitted to the Company's stockholders for their approval. Unless sooner terminated by action of the Board, the Plan will terminate on the 14th day of February 2012. Stock Options under the Plan may not be granted after that date, but Stock Options granted before that date will continue to be effective in accordance with their terms and conditions.

                                   ARTICLE XI
                               Capital Adjustments
                               -------------------

If at any time while the Plan is in effect or unexercised Stock Options is outstanding there shall be any increase or decrease in the number of issued and outstanding Shares of Common Stock through the declaration of a Stock Dividend or through any recapitalization resulting in a stock split, combination, or exchange of Shares of Common Stock, then and in such event:

(a) An appropriate adjustment shall be made in the maximum number of Shares of Common Stock then subject to being awarded under grants pursuant to the Plan, to the end that the same proportion of the Company's issued and outstanding Shares of Common Stock shall continue to be subject to being so awarded;

(b) Appropriate adjustments shall be made in the number of Shares of Common Stock and the exercise price per share thereof then subject to purchase pursuant to each such Stock Option previously granted and unexercised, to the end that the same proportion of the Company's issued and outstanding Shares of Common Stock in each instance shall remain subject to purchase at the same aggregate exercise price.

Any fractional Shares resulting from any adjustment made pursuant to this
Article XI shall be eliminated for the purposes of such adjustment. Except as otherwise expressly provided herein, the issuance by the Company of Shares of its capital stock of any class, or securities convertible into Shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefore, or upon conversion of Shares or obligations of the Company convertible into such Shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or exercise price of Shares of Common Stock then subject to outstanding Stock Options granted under the Plan.

                                   ARTICLE XII
                            Miscellaneous Provisions
                            ------------------------

12.1 EXERCISE OF STOCK OPTIONS. Stock Options granted under the Plan may be exercised during the option period, at such times and in such amounts, in accordance with the terms and conditions and subject to such restrictions as are set forth herein and in the applicable Stock Option agreements. Notwithstanding anything to the contrary contained herein, Stock Options may not be exercised, nor may Shares be issued pursuant to a Stock Option if any necessary listing of the Shares on a stock exchange or any registration under state or federal securities laws required under the circumstances has not been accomplished.

12.2 NON-ASSIGNABILITY. A Stock Option granted to a Participant may not be transferred or assigned, other than (i) by will or the laws of descent and distribution or (ii) pursuant to a qualified domestic relations order (as defined in Section 401(a)(13) of the Code or Section 206(d)(3) of the Employee Retirement Income Security Act of 1974, as amended), provided, that in the case of an Incentive Stock Option, such transfer or assignment may occur only to the extent it will not result in disqualifying such option as an Incentive Stock Option under Section 422 of the Code, or any successor provision. Subject to the foregoing, during a Participant's lifetime, Stock Options granted to a Participant may be exercised only by the Participant or, provided the particular Stock Option agreement so provides, by the Participant's guardian or legal representative.

12.3 INVESTMENT INTENT. The Company may require that there be presented to and filed with it by any Participant(s) under the Plan, such evidence as it may deem necessary to establish that the Stock Options granted or the Shares of Common Stock to be purchased or transferred are being acquired for investment and not with a view to their distribution.

12.4 ALLOTMENT OF SHARES. The Committee shall determine the number of Shares of Common Stock to be offered from time to time by grant of Stock Options to Participants under the Plan. The grant of a Stock Option to a Participant shall not, by itself, be deemed either to entitle the Participant to, or to disqualify the Participant from, participation in any other grant of Stock Options under the Plan.

12.5 NO RIGHT TO CONTINUE EMPLOYMENT. This Plan does not constitute a contract of employment. Nothing in the Plan or in any Stock Option agreement confers upon any employee or Consultant/Advisor the right to continue in the employ of the Company or Subsidiary or interferes with or restricts in any way the right of the Company to discharge any employee or Consultant/Advisor at any time (subject to any contract rights of such employee or Consultant/Advisor).

12.6 STOCKHOLDERS' RIGHTS. The holder of a Stock Option shall have none of the rights or privileges of a stockholder except with respect to Shares, which have been actually issued.

12.7 INDEMNIFICATION OF BOARD AND COMMITTEE. No current or previous member of the Board or the Committee, nor any officer, employee or Consultant/Advisor of the Company or Subsidiary acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all such members of the Board or the Committee and each and any officer, employee or Consultant/Advisor of the Company or Subsidiary acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company's Articles of Incorporation or Regulations, as a matter of law, or otherwise.

12.8 DIVIDENDS AND DIVIDEND EQUIVALENTS. The Committee may provide that any grants of Stock Options under the Plan may earn dividends or dividend equivalents. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional Shares or share equivalents.

12.9 GENDER AND NUMBER. Where the context permits, words in the masculine gender shall include the feminine and neuter genders, the plural form of a word shall include the singular form, and the singular form of a word shall include the plural form.

12.10 GOVERNING LAW. The validity, interpretation and administration of the Plan and any rules, regulations, determinations or decisions made there under and the rights of any and all persons having or claiming to have any interest therein or there under, shall be determined exclusively in accordance with the laws of the State of Ohio.

12.11 OTHER APPLICABLE LAWS. The obligation of the Company to sell or deliver Shares with respect to Stock Options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Board.


                                  ARTICLE XIII
                                 Effective Date
                                 --------------

The effective date of the Plan shall be April 11, 2002, that is the date on which it was approved by the Shareholders. The Plan will continue in effect until the expiration of its term or until earlier terminated, amended, or suspended in accordance with the terms hereof. The Plan shall be null and void if shareholders fail to approve it.